Exhibit 99.1

Investor/Media Contact:

Mark Francois

Senior Director, Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

mfrancois@alphatecspine.com

ALPHATEC SPINE ANNOUNCES NEW AND EXPANDED CREDIT FACILITY

CARLSBAD, CA, June 12, 2012 — Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, with a focus on treating conditions related to the aging spine, announced today that it has entered into a new, three year revolving line of credit with MidCap Financial, replacing the Company’s former credit facility. The new credit line provides the Company with access to up to $40 million, plus an opportunity to borrow an additional $10 million of mezzanine credit, with the actual borrowing base being subject to limitation established by the Company’s eligible accounts receivable and inventory. The new facility offers more favorable terms.

Alphatec Spine intends to use the facility for working capital and other general corporate purposes after repayment of balances related to its prior credit facility of approximately $28 million.

“We are very pleased to begin our new business relationship with Midcap Financial,” said Les Cross, Alphatec Spine’s Chairman and Chief Executive Officer. “We consider our new revolving line of credit to be a critical asset of the Company as we continue to grow our business in the U.S. and international spine markets. It offers additional capital flexibility with lower debt service costs, and beginning with the fourth quarter this year, we expect the new facility to become net cash flow positive, when compared to our prior credit agreement. In turn, this should strengthen our ability to develop and commercialize new products internally, while allowing us to selectively pursue complementary acquisitions of new products and technologies that we believe will have a short road to commercialization. We appreciate the support and commitment from MidCap in helping Alphatec Spine increase long-term shareholder value through the achievement of our growth goals. We also appreciate the support that our former credit partner, Silicon Valley Bank, has shown Alphatec Spine over the years.”

“We have known and followed the Alphatec management team for several years,” said Garrett Fletcher, MidCap Financial’s Segment Leader, Asset Based Finance. “We are genuinely pleased to be their new finance partner and look forward to providing the company with flexible capital to facilitate its continued growth and expansion.”

About Alphatec Spine

Alphatec Spine, Inc. is a wholly owned subsidiary of Alphatec Holdings, Inc. (Nasdaq: ATEC). Alphatec Spine is a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, primarily focused on the aging spine. The Company’s mission is to combine world-class customer service with innovative, surgeon-driven products that will help improve the aging patient’s quality of life. The Company is poised to achieve its goal through new solutions for patients with osteoporosis, stenosis and other aging spine deformities, improved minimally invasive products and techniques and integrated biologics solutions. In addition to its U.S. operations, the Company also markets its products in over 50 international markets through its affiliate, Scient’x S.A.S.,

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via a direct sales force in France, Italy and the United Kingdom and via independent distributors in the rest of Europe, the Middle East and Africa. In Latin America, the Company conducts its business through its subsidiary, Cibramed Produtos Medicos. In Japan, the Company markets its products through its subsidiary, Alphatec Pacific, Inc. In the rest of Asia and Australia, the Company sells its and Scient’x’s products through its and Scient’x’s distributors.

About MidCap Financial, LLC

MidCap Financial is a commercial finance company focused on middle market lending in the broad national healthcare industry. MidCap specializes in $5 million to $200 million loans. The company is headquartered in Bethesda, MD, with offices in Chicago and Los Angeles, and focuses in four areas:

•	Asset-Based working capital loans to healthcare providers collateralized by third-party accounts receivable and other assets;

•	Leveraged loans to healthcare companies backed by private equity sponsors;

•	Life Sciences loans to VC-backed and public pharmaceutical, biotech, and medical device companies;

•	Real Estate loans to skilled nursing facilities, senior housing properties, and medical office buildings

Additional information about MidCap Financial can be found at www.midcapfinancial.com

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include, with respect to the new credit facility, references to the size of the borrowing base, the availability of the mezzanine credit, additional capital flexibility, the amount debt service costs, and the ability to have the new facility be cash-flow positive as compared to the prior facility. In addition, forward looking statements include the Company’s ability to develop and commercialize new products internally, and its ability to successfully pursue and commercialize complementary acquisitions of new products and technologies. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to; the uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline; the uncertainty of success in acquiring new products or technologies; the successful global launch of the Company’s new products and the products in its development pipeline; failure to achieve acceptance of Alphatec Spine’s products by the surgeon community; failure to successfully implement streamlining activities to create operating cost savings; failure to successfully begin in-house manufacturing of certain products; failure to obtain FDA clearance or approval for new products, or unexpected or prolonged delays in the process; Alphatec Spine’s ability to develop and expand its U.S. and/or global revenues; continuation of favorable third party payor reimbursement for procedures performed using Alphatec Spine’s products; unanticipated expenses or

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liabilities or other adverse events affecting cash flow or Alphatec Spine’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; Alphatec Spine’s ability to compete with other competing products and with emerging new technologies; product liability exposure; failure to meet all financial obligations in the Cross Medical Settlement; patent infringement claims and claims related to Alphatec Spine’s intellectual property. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including its Annual Report Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the first quarter of 2012, filed on March 5, 2012 and May 8, 2012, respectively, with the Securities and Exchange Commission, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

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